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                                                  Filed Pursuant to Rule 424(b)3
                                                    Registration No's. 333-23291
                                                                     333-2391-01


                                  SUPPLEMENT
                                      TO
                        PROSPECTUS DATED MARCH 27, 1997






                                USX Corporation
                               Offer to Exchange
            6.75% Convertible Quarterly Income preferred Securities
                      (Convertible QUIPS(SM)* Securities)
                 (Initial Liquidation Amount $50 per Security)
                                      of
                              USX Capital Trust I
         Guaranteed by USX Corporation to the Extent Set Forth Herein
                                      for
        6.50% Cumulative Convertible Preferred Stock of USX Corporation



        On April 29, 1997, USX Corporation announced that the Exchange
Offer would be extended to 12:00 midnight, New York City time, on May 12, 1997.

        On May 13, 1997, USX announced that the Exchange Offer would be extended to 12:00 midnight, New York City time, on May 15, 1997.

        On proposed stock symbol for the 6.75% Trust Convertible Preferred Securities on the New York Stock Exchange has been changed to X PrZ.





May 13, 1997